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                                                                      EXHIBIT 15

             THIS FORM MUST ACCOMPANY APPLICATIONS FOR ANY PRODUCT
       WHICH OFFERS ALLOCATION OF PURCHASE PAYMENTS TO A VARIABLE ACCOUNT

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[VALIC LOGO]   THE VARIABLE ANNUITY
               LIFE INSURANCE COMPANY              SUPPLEMENTAL INFORMATION FORM
               P.O. Box 3206 o Houston, Texas 77253
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                          PLEASE PRINT ALL INFORMATION
1.   ANNUITANT/PARTICIPANT:

     Name:___________________________________  Social Security No.:_____________
          LAST        FIRST    MIDDLE INITIAL
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2.   SPECIAL INFORMATION FOR 403(b) PARTICIPANTS:

     According to federal tax laws regulating certain 403(b) plans, any interest and earnings credited to your account after 12/31/88 and any elective contributions made after that date may be withdrawn under any of the following circumstances:

          o Separation from service
          o Death
          o Age 59 1/2 or older
          o Disability
          o Hardship (Contributions only)

     Your employer's plan may contain other withdrawal restrictions. Additionally, some employer plans have alternate investment options among which plan participants may transfer contract values.
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3.   TEXAS OPTIONAL RETIREMENT PROGRAM REDEMPTION ACKNOWLEDGEMENT:
     I understand that:

          o Benefits in the Texas Optional Retirement Program vest after one year of participation in one or more optional retirement plans;

          o Benefits under the Texas Optional Retirement Program are available to me only after I obtain the age of 70 1/2 years, or terminate participation by death, retirement, or termination of employment in all Texas institutions of higher education;

          o VALIC will require written verification of my qualification for any requested redemption of any annuity benefits purchased under the Texas Optional Retirement Program from the program administrator.
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4. INVESTOR PROFILE (Needed for NQDA and IRA Plans only)
   a. INVESTMENT OBJECTIVES (check one):
   [ ] Safety of Principal [ ] Income [ ] Long-term growth [ ] Retirement Income
   [ ] Other: __________________________________________________________________
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   b. FINANCIAL SITUATION (approximate amounts):

   Household Income           Net Worth                Life Insurance in Force
   ----------------           ---------                -----------------------
   [ ] Under $50,000          [ ] Under $50,000        [ ] Under $50,000
   [ ] 50,000 -- 100,000      [ ] 50,000 -- 100,000    [ ] 50,000 -- 100,000
   [ ] Over 100,000           [ ] Over 100,000         [ ] Over 100,000
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   c. DEPENDENTS

   Number: ________
   Ages:   ________
           ________
           ________
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   d. OCCUPATION:
     _____________________________________________________________
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5.   I acknowledge the above information and statements and represent that information provided by me is correct to the best of my knowledge and belief.

     ________________________________________________     ______________________
                 PARTICIPANT'S SIGNATURE                           DATE